Exhibit n.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of THL Credit, Inc. of our report dated March 5, 2020 relating to the financial statements of THL Credit Logan JV LLC, which appears in THL Credit, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

May 22, 2020

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